SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 2, 2002


                            THE PROFIT RECOVERY GROUP
                               INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number 000-28000

                 Georgia                                    58-2213805
     (State or other jurisdiction of               (IRS Employer Identification
              incorporation)                                   No.)




               2300 Windy Ridge Parkway
                   Suite 100 North
                   Atlanta, Georgia                               30339-8426
       (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number including area code (770) 779-3900





          (Former name or former address, if changed since last report)
                                       N/A

Item 5.  Other Events.

On January 2, 2002, The Profit Recovery Group International Inc. ("PRG") issued a press release announcing that it has secured a new bank credit facility which replaces its existing one. The new facility, which was closed on December 31, 2001 and underwritten by Bank of America, has a maximum borrowing capacity of $75 million and a term of three years. Immediately following the closing to the Howard Schultz & Associates International, Inc. acquisition, PRG will have a borrowing capacity of $50 million under the facility. PRG hereby incorporates by reference herein the information set forth in its Press Release dated January 2, 2002, a copy of which is attached hereto as Exhibit 99.1.

Except for the historical information contained in this report, the statements made by PRG are forward looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. PRG's future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. For further information on other risk factors, please refer to the "Risk Factors" contained in PRG's Current Report on Form 8-K filed on December 17, 2001 with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

     Exhibit Number     Description

     99.1               Press Release dated January 2, 2002

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE PROFIT RECOVERY GROUP
                                 INTERNATIONAL, INC.



Date:  January 2, 2002           By: /s/    Clinton McKellar, Jr.
                                       ----------------------------------
                                        Clinton McKellar, Jr.,
                                        Senior Vice President, General Counsel
                                     and Secretary